Exhibit 99.1

Tempus Reports Third Quarter 2025 Results

CHICAGO, November 4, 2025 — Tempus AI, Inc. (NASDAQ: TEM), a technology company leading the adoption of AI to advance precision medicine and patient care, today reported financial results for the quarter ended September 30, 2025.

• Revenue grew 84.7% year-over-year to $334.2 million in the third quarter of 2025

• Gross profit reached $209.9 million in the third quarter of 2025, an improvement of 98.4% year-over-year

• 217,000 clinical tests delivered in the quarter, representing 33% year-over-year volume growth, with Oncology volume growth accelerating to 27% and Hereditary at 37%

• Insights bookings of $150 million across multiple new contracts with year-over-year revenue growth of 37.6% in the quarter

• Increasing full year 2025 revenue guidance to $1.265 billion, representing approximately 80% growth year-over-year

• Ended the quarter with $764.3 million of cash and marketable securities

“Not only are we growing at an incredible rate, reaching positive adjusted EBITDA marks an important milestone and reflects the strength of our underlying business,” said Eric Lefkofsky, Founder and CEO of Tempus. “One of the hardest things to do, and a sign of business model endurance, is being able to slow down the rate of reinvesting back into the business and still maintain growth, which is exactly what we achieved this quarter.”

Third Quarter Summary Results

• Quarterly revenue increased 84.7% year-over-year to $334.2 million in the third quarter of 2025.

• Revenue from Genomics totaled $252.9 million in the third quarter of 2025, growing 117.2% compared to the third quarter of 2024.

• Oncology testing (Tempus genomics) contributed $139.5 million, up 31.7% year-over-year in the third quarter of 2025, with approximately 27% volume growth.

• Hereditary testing (Ambry genetics) contributed $102.6 million of revenue in the third quarter of 2025, an increase of 32.8% on a pro forma1 basis after giving effect to the Ambry acquisition, with approximately 37% volume growth.

• Revenue from Data and services totaled $81.3 million in the third quarter of 2025, delivering 26.1% growth versus the third quarter of 2024, led by Insights (data licensing), which grew 37.6% year-over-year.

• Recorded $209.9 million in quarterly gross profit, representing a 98.4% improvement year-over-year.

• Reported a net loss of ($80.0 million) in the third quarter of 2025, including $35.0 million in stock compensation expense and related employer payroll taxes, increased amortization expense of intangibles related to the Ambry acquisition, and a one time $12.0 million expense related to the loss on debt extinguishment, compared to a net loss of ($75.8 million) in the third quarter of 2024.

• Adjusted EBITDA of $1.5 million in the third quarter of 2025 compared to ($21.8 million) in the third quarter of 2024, an improvement of $23.3 million year-over-year.

Third Quarter and Recent Operational Highlights

• Acquired Paige, an AI company specializing in digital pathology, to expand our dataset and technical team, and establish a leading footprint in digital pathology.

• Selected by Advanced Research Projects Agency for Health (ARPA-H) to provide testing and CRO services in support of the agency’s ADAPT (Advanced Analysis for Precision Cancer Therapy) program.

• Obtained 510(k) clearance from the U.S. FDA for xR IVD (RNA NGS in vitro diagnostic device), which will support life sciences’ drug development programs.

1 The pro forma amounts have been calculated after applying the Company's accounting policies

• Received U.S. FDA 510(k) clearance for updated Tempus Pixel, an AI-powered cardiac imaging platform and for Tempus’ ECG-Low ejection fraction software, which leverages AI to identify patients who may have a low left ventricular ejection fraction.

• Expanded collaboration with Northwestern Medicine to integrate David, Tempus’ generative-AI clinical co-pilot within the EHR platform to transform clinical workflows.

• Expanded Tempus Next into breast cancer, providing real-time insights to close guideline-based care gaps.

Third Quarter Financial Results

	Three Months Ended September 30,
	2025	2024	Change
	(in thousands, except percentages and per share amounts)
	(unaudited)
Revenue	$334,206	$180,929	84.7%
Gross profit	$209,942	$105,839	98.4%
Loss from operations	$(60,996)	$(53,616)	13.8%
Net loss	$(79,982)	$(75,840)	5.5%
Adjusted EBITDA	$1,476	$(21,843)	106.8%
Net loss per share attributable to common shareholders, basic and diluted	$(0.46)	$(0.46)	—
Non-GAAP net loss per share	$(0.11)	$(0.24)	54.2%

Financial Outlook and Guidance

Tempus increased full year 2025 revenue guidance to approximately $1.265 billion, which represents ~80% annual growth. Given the acquisition of Paige, which we expect will increase losses by approximately $5 million per quarter, we expect Q4 Adjusted EBITDA to be ~$20 million, resulting in slightly positive Adjusted EBITDA for the full year.

For additional information on the quarter, including a letter from our CEO and CFO, please visit our investor relations site at investors.tempus.com.

Webcast and Conference Call Information

A conference call and webcast will begin today, November 4, 2025 after market close at 4:30 p.m. Eastern Time. Interested parties may access details at:

Conference ID: 5436492

Domestic Dial-in Number: (800) 715-9871

International Dial-in Number: (646) 307-1963

Live webcast: https://edge.media-server.com/mmc/p/vg3azega

The webcast may be accessed on the company’s investor relations website at investors.tempus.com. For those unable to listen to the live webcast, a recording will be made available on the company’s website after the event and will be accessible for one year. Visit the investor relations website to find the company’s latest deck, and commentary on the quarter by Eric Lefkofsky, Founder and CEO and Jim Rogers, CFO, which will be discussed on the conference call and webcast.

About Tempus

Tempus is a technology company advancing precision medicine through the practical application of artificial intelligence in healthcare. With one of the world’s largest libraries of multimodal data, and an operating system to make that data accessible and useful, Tempus provides AI-enabled precision medicine solutions to physicians to deliver personalized patient care and in parallel facilitates discovery, development and delivery of optimal therapeutics. The goal is for each patient to benefit from the treatment of others who came before by providing physicians with tools that learn as the company gathers more data. For more information, visit tempus.com.

Non-GAAP Financial Measures

In addition to the financial information presented in this release in accordance with accounting principles generally accepted in the United States of America (GAAP), Tempus also presents adjusted non-GAAP financial measures.

Non-GAAP gross profit is defined as GAAP gross profit, excluding stock-based compensation expense and employer payroll tax related to stock-based compensation (collectively, the “stock-based compensation adjustments”). Non-GAAP gross margin is defined as gross profit, excluding the stock-based compensation adjustments, as a percentage of revenue. Non-GAAP operating expenses are calculated as the sum of technology research and development expense, research and development expense, and selling, general and administrative expense, excluding the stock-based compensation adjustments, acquisition-related expenses, amortization of intangibles due to acquisition, and franchise taxes related to our IPO. Non-GAAP loss from operations is defined as loss from operations, adjusted to exclude (i) stock-based compensation expense, (ii) employer payroll tax related to stock-based compensation expense, (iii) acquisition-related expenses, (iv) franchise taxes related to our IPO, and (v) amortization of intangibles due to acquisition. Non-GAAP net loss is defined as net loss, adjusted to exclude (i) changes in fair value of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities and indemnity-related holdback liabilities, (ii) stock-based compensation expense, (iii) employer payroll tax related to stock-based compensation expense, (iv) acquisition-related expenses, (v) amortization of intangibles due to acquisition, (vi) (gains) losses on equity method investments, (vii) provision for (benefit from) income taxes, (viii) the payment of $2.3 million of our Series G-4 convertible preferred stock in connection with the initial public offering (the "G-4 Special Payment"), (ix) franchise taxes related to our IPO, (x) loss on debt extinguishment, and (xi) amortization of deferred other income from our IP License Agreement with SB Tempus. Non-GAAP net loss per share is defined as non-GAAP net loss divided by weighted average common shares outstanding, basic and diluted.

Adjusted EBITDA is defined as net loss, adjusted to exclude (i) interest income, (ii) interest expense, (iii) depreciation and amortization, (iv) provision for (benefit from) income taxes, (v) (gains) losses on equity method investments, (vi) changes in fair value of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities and indemnity-related holdback liabilities, (vii) stock-based compensation expense, (viii) employer payroll tax related to stock-based compensation expense, (ix) acquisition related expenses, (x) the G-4 Special Payment, (xi) amortization of deferred other income from our IP License Agreement with SB Tempus, (xii) franchise taxes related to our IPO, and (xiii) loss on debt extinguishment.

Tempus believes these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by institutional investors and the analyst community to help them analyze the health of Tempus’ business. In particular, Adjusted EBITDA is a key measurement used by Tempus management to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Tempus does not provide guidance for net loss, the most directly comparable GAAP measure to EBITDA and Adjusted EBITDA, and similarly cannot provide a reconciliation between Tempus’ forecasted Adjusted EBITDA and net loss without unreasonable effort due to the unavailability of reliable estimates for certain components of net income (loss) and the respective reconciliations. These forecasted items are not within Tempus’ control, may vary greatly between periods, and could significantly impact future financial results.

Other Key Metrics

Total Remaining Contract Value (TCV) is equal to the total potential value of signed contracts and assumes the exercise of all contract options, all discretionary opt-ins, and no early termination. Remaining TCV excludes any revenue recognized to date on these contracts or any future adjustments made to the contractual value as a result of amendments or terminations.

Net Revenue Retention compares the annual Insights product revenue generated from all customers that made an Insights purchase in one year to the annual Insights product revenue generated from the same cohort of customers in the subsequent year.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, about Tempus and its industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, Tempus’ expected financial results for fourth quarter and full year 2025; and Tempus ability to establish a leading footprint in digital technology. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Tempus cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. Tempus has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that it believes may affect Tempus’ business, financial condition, results of operations and prospects. These forward-looking statements are subject to risks and uncertainties related to: the intended use of Tempus’ products and services; Tempus’ financial performance; the ability to attract and retain customers and partners; managing Tempus’ growth and future expenses; competition and new market entrants; compliance with new laws, regulations and executive actions, including any evolving regulations in the artificial intelligence space; the ability to maintain, protect and enhance Tempus’ intellectual property; the ability to attract and retain qualified team members and key personnel; the ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures or investments, including Tempus’ ability to realize the expected benefits of the acquisition of Paige AI, Ambry Genetics and Deep 6 AI; the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, trade tensions and tariffs, and war or other armed conflict, as well as risks, uncertainties, and other factors described in the section titled “Risk Factors” in Tempus’ Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“the SEC”) on February 24, 2025, as supplemented by Tempus' Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 4, 2025. In addition, any forward-looking statements contained in this press release are based on assumptions that Tempus believes to be reasonable as of this date. Tempus undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contacts

Tempus Communications

Erin Carron

media@tempus.com

Tempus Investor Relations

Elizabeth Krutoholow

Elizabeth.krutoholow@tempus.com

Source: Tempus AI, Inc.

Tempus AI, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenue
Genomics	$252,878	$116,422	$688,525	$331,315
Data and services(1)	81,328	64,507	216,053	161,403
Total net revenue	$334,206	$180,929	$904,578	$492,718
Cost and operating expenses
Cost of revenues, genomics	98,643	60,126	283,182	181,285
Cost of revenues, data and services	25,621	14,964	61,212	52,384
Technology research and development	38,087	30,680	105,960	135,655
Research and development	44,960	27,348	122,453	119,713
Selling, general and administrative	187,891	101,427	523,230	644,063
Total cost and operating expenses	395,202	234,545	1,096,037	1,133,100
Loss from operations	$(60,996)	$(53,616)	$(191,459)	$(640,382)
Interest income	4,600	4,789	7,506	7,538
Interest expense	(15,399)	(13,761)	(54,981)	(40,294)
Loss on debt extinguishment	(12,034)	—	(12,034)	—
Other income (expense), net	2,605	(11,522)	16,879	(17,821)
Loss before (provision for) benefit from income taxes	$(81,224)	$(74,110)	$(234,089)	$(690,959)
(Provision for) benefit from income taxes	(276)	(38)	45,692	(144)
Gains (losses) from equity method investments	1,518	(1,692)	(2,465)	(1,692)
Net Loss	$(79,982)	$(75,840)	$(190,862)	$(692,795)
Dividends on Series A, B, B-1, B-2, C, D, E, F, G, G-3, and G-4 preferred shares	—	—	—	(39,347)
Cumulative undeclared dividends on Series C preferred shares	—	—	—	(1,174)
Net loss attributable to common shareholders, basic and diluted	(79,982)	(75,840)	(190,862)	(733,316)
Net loss per share attributable to common shareholders, basic and diluted	$(0.46)	$(0.46)	$(1.10)	$(7.04)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	174,945	165,612	172,969	104,164
Comprehensive Loss, net of tax
Net loss	$(79,982)	$(75,840)	$(190,862)	$(692,795)
Foreign currency translation adjustment	(2,915)	10,302	5,439	10,203
Comprehensive loss	$(82,897)	$(65,538)	$(185,423)	$(682,592)

(1) Includes related party revenue of $25,132, $2,389, $41,671, $2,604 for the three and nine months ended September 30, 2025 and 2024, respectively.

Tempus AI, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$655,918	$340,954
Accounts receivable(1), net of allowances of $1,583 and $1,141 at September 30, 2025 and December 31, 2024, respectively	283,626	154,819
Inventory	54,976	38,386
Related party asset	5,660	—
Prepaid expenses and other current assets	42,611	26,135
Marketable equity securities	103,720	107,309
Total current assets	$1,146,511	$667,603
Property and equipment, net	90,710	58,056
Goodwill	465,140	73,343
Intangible assets, net	372,876	11,716
Investments and other assets	20,948	8,305
Investment in joint venture	94,367	91,450
Related party asset, less current portion	19,340	—
Operating lease right-of-use assets	66,901	14,762
Restricted cash	4,631	881
Total Assets	$2,281,424	$926,116

Liabilities, Convertible redeemable preferred stock, and Stockholders' equity
Current Liabilities
Accounts payable	59,553	53,804
Accrued expenses	160,773	130,407
Deferred revenue(2)	84,719	75,981
Deferred other income	15,955	15,955
Other current liabilities	11,819	6,964
Operating lease liabilities	12,417	6,459
Accrued data licensing fees	4,792	1,500
Total current liabilities	$350,028	$291,070
Operating lease liabilities, less current portion	77,723	26,199
Convertible promissory note	217,959	168,192
Other long-term liabilities	58,772	15,980
Revolving credit facility	100,000	—
Interest payable	8,739	70,450
Long-term debt, net	200,859	267,244
Convertible senior notes, net	726,863	—
Deferred other income, less current portion	11,966	23,932
Deferred revenue, less current portion	20,691	6,710
Total Liabilities	$1,773,600	$869,777

(1) Includes related party accounts receivable of $6,639 and $4,287 as of September 30, 2025 and December 31, 2024, respectively.

(2) Includes related party deferred revenue of $19,918 and $0 as of September 30, 2025 and December 31, 2024, respectively.

Tempus AI, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share amounts)

Commitments and contingencies (Note 8)
Convertible redeemable preferred stock, $0.0001 par value, 20,000,000 shares authorized at September 30, 2025 and December 31, 2024, respectively, no shares issued and outstanding at September 30, 2025 and December 31, 2024	$—	$—
Stockholders' equity
Class A Common Stock, $0.0001 par value, 1,000,000,000 shares authorized at September 30, 2025 and December 31, 2024, respectively; 172,779,554 and 157,076,972 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	17	16
Class B Common Stock, $0.0001 par value, 5,500,000 shares authorized at September 30, 2025 and December 31, 2024, respectively; 5,043,789 issued and outstanding at September 30, 2025 and December 31, 2024, respectively	1	1
Non-voting Common Stock, $0.0001 par value, no shares authorized at September 30, 2025 and December 31, 2024, respectively; no shares issued and outstanding at September 30, 2025, and December 31, 2024, respectively	—	—
Treasury Stock, 145,466 shares at September 30, 2025 and December 31, 2024, at cost	(3,602)	(3,602)
Additional Paid-In Capital	2,847,571	2,210,664
Accumulated Other Comprehensive Income	5,533	94
Accumulated deficit	(2,341,696)	(2,150,834)
Total Stockholders' equity	$507,824	$56,339
Total Liabilities, Convertible redeemable preferred stock, and Stockholders' equity	$2,281,424	$926,116

Tempus AI, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands, except per share amounts)

	Nine Months Ended September 30,
	2025	2024
Operating activities
Net loss	$(190,862)	$(692,795)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of warrant liability	$—	$42,400
Stock-based compensation	79,408	509,351
Gain on warrant exercise	—	(173)
Gain on marketable equity securities	(4,731)	(5,119)
Loss on debt extinguishment	12,034	—
Deferred income taxes	(46,216)	—
Losses from equity method investments	2,465	1,692
Amortization of original issue discount	2,615	1,036
Amortization of deferred financing fees	398	383
Change in fair value of contingent consideration	—	165
Change in fair value of holdback liability	291	—
Amortization of warrant contract asset	—	3,633
Depreciation and amortization	75,416	27,788
Provision for bad debt expense	767	545
Provision for obsolete inventory	1,135	—
Change in fair value of warrant asset	—	(18,302)
Non-cash operating lease costs	7,866	4,670
Minimum accretion expense	109	85
PIK interest added to principal	8,839	6,567
Change in assets and liabilities
Accounts receivable(1)	(63,199)	(51,699)
Inventory	(6,537)	(7,293)
Prepaid expenses and other current assets	(3,991)	(14,040)
Investments and other assets	(16,700)	(410)
Accounts payable	(18,528)	(24,776)
Related party asset	(25,000)	—
Deferred revenue(2)	17,398	(1,052)
Deferred other income	(11,966)	43,876
Accrued data licensing fees	3,730	(4,250)
Accrued expenses & other	(5,179)	23,371
Interest payable	10,288	11,208
Operating lease liabilities	(11,152)	(6,655)
Net cash used in operating activities	$(181,302)	$(149,794)

(1) Includes increase in related party accounts receivable of $2,352 and $1,909 as of September 30, 2025 and September 30, 2024, respectively.

(2) Includes increase in related party deferred revenue of $19,918 and $0 as of September 30, 2025 and September 30, 2024, respectively.

Tempus AI, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands, except per share amounts)

	Nine Months Ended September 30,
	2025	2024
Investing activities
Purchases of property and equipment	$(16,294)	$(14,159)
Proceeds from sale of marketable equity securities	8,316	23,098
Purchases of marketable equity securities	—	(36,183)
Business combinations, net of cash acquired (Note 4)	(375,025)	—
Investment in joint venture	—	(95,186)
Purchases of capitalized software	(4,635)	—
Net cash used in investing activities	$(387,638)	$(122,430)

Financing activities
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions	$—	$381,951
Tax withholding related to net share settlement of restricted stock units	—	(69,918)
Issuance of Series G-5 Preferred Stock	—	199,750
Payment of deferred offering costs	(501)	(8,587)
Dividends paid	—	(5,625)
Proceeds from revolving credit facility, net of original issue discount	98,000	—
Proceeds from long-term debt, net of original issue discount	196,000	—
Proceeds from convertible senior notes, net of initial purchasers' discount	726,497	—
Payment of deferred financing fees	(1,255)	—
Payment of indemnity holdback related to acquisition	—	(813)
G-4 Special Payment	—	(2,250)
Principal payments on long-term debt	(276,892)	—
Prepayment premium on long-term debt	(7,841)	—
Purchases of capped call	(41,775)	—
Proceeds from issuance of common stock in connection with at-the-market offering, net of commissions	195,499	—
Net cash provided by financing activities	$887,732	$494,508
Effect of foreign exchange rates on cash	$(78)	$(13)

Net increase in Cash, Cash Equivalents and Restricted Cash	$318,714	$222,271
Cash, cash equivalents and restricted cash, beginning of period	341,835	166,607
Cash, cash equivalents and restricted cash, end of period	$660,549	$388,878

Cash, Cash Equivalents and Restricted Cash are Comprised of:
Cash and cash equivalents	$655,918	$388,006
Restricted cash and cash equivalents	4,631	872
Total cash, cash equivalents and restricted cash	$660,549	$388,878

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$37,349	$20,899
Cash paid for income taxes	$573	$127

Tempus AI, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands, except per share amounts)

	Nine Months Ended September 30,
	2025	2024
Supplemental disclosure of noncash investing and financing activities
Dividends payable	$—	$5,487
Purchases of property and equipment, accrued but not paid	$3,724	$6,706
Redemption of convertible promissory note	$22,721	$18,664
Non-voting common stock issued in connection with business combinations	$—	$344
Deferred offering costs, accrued but not yet paid	$320	$179
Deferred financing fees, accrued but not yet paid	$489	$—
Reclassification of deferred offering costs to additional paid-in capital upon at-the-market offering	$821	$—
Operating lease liabilities arising from obtaining right-of-use assets	$22,670	$550
Conversion of redeemable convertible preferred stock to common stock in connection with initial public offering	$—	$1,348,809
Taxes related to net share settlement of restricted stock units not yet paid	$—	$164
Reclassification of deferred offering costs to additional paid-in capital upon initial public offering	$—	$12,347
Class A Common Stock issued in connection with business combinations	$403,154	$—
Class A Common Stock issued in connection with license agreement	$1,443	$—
Issuance of Series G-3 Preferred Stock	$—	$3,809
Issuance of Series G-4 Preferred Stock	$—	$611
Convertible promissory note principal reset due to amendment	$72,488	$—

Tempus AI, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(in thousands, except percentages and per share amounts)

Genomics Gross Profit & Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Genomics revenue	$252,878	$116,422	$688,525	$331,315
Cost of revenues, genomics	98,643	60,126	283,182	181,285
Gross profit, genomics	$154,235	$56,296	$405,343	$150,030
Stock-based compensation expense	1,631	1,083	4,086	12,410
Employer payroll tax related to stock-based compensation	36	26	338	162
Non-GAAP gross profit, genomics	$155,902	$57,405	$409,767	$162,602
Genomics gross margin	61.0%	48.4%	58.9%	45.3%
Stock-based compensation expense	0.6%	0.9%	0.6%	3.7%
Employer payroll tax related to stock-based compensation	0.0%	0.0%	0.0%	0.0%
Non-GAAP gross margin, genomics	61.7%	49.3%	59.5%	49.1%

Data and Services Gross Profit & Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Data and services revenue	$81,328	$64,507	$216,053	$161,403
Cost of revenues, data and services	25,621	14,964	61,212	52,384
Gross profit, data and services	$55,707	$49,543	$154,841	$109,019
Stock-based compensation expense	894	916	2,198	8,145
Employer payroll tax related to stock-based compensation	62	43	220	162
Non-GAAP gross profit, data and services	$56,663	$50,502	$157,259	$117,326
Gross margin, data and services	68.5%	76.8%	71.7%	67.5%
Stock-based compensation expense	1.1%	1.4%	1.0%	5.0%
Employer payroll tax related to stock-based compensation	0.1%	0.1%	0.1%	0.1%
Non-GAAP gross margin, data and services	69.7%	78.3%	72.8%	72.7%

Total Gross Profit & Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenue	$334,206	$180,929	$904,578	$492,718
Cost of revenues	124,264	75,090	344,394	233,669
Gross profit	$209,942	$105,839	$560,184	$259,049
Stock-based compensation expense	2,525	1,999	6,284	20,555
Employer payroll tax related to stock-based compensation	98	69	558	324
Non-GAAP gross profit	$212,565	$107,907	$567,026	$279,928
Gross margin	62.8%	58.5%	61.9%	52.6%
Stock-based compensation expense	0.8%	1.1%	0.7%	4.2%
Employer payroll tax related to stock-based compensation	0.0%	0.0%	0.1%	0.1%
Non-GAAP gross margin	63.6%	59.6%	62.7%	56.8%

Operating Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Technology research and development	$38,087	$30,680	$105,960	$135,655
Stock-based compensation expense	5,463	3,929	12,067	54,363
Employer payroll tax related to stock-based compensation	278	192	1,034	1,441
Non-GAAP technology research and development	$32,346	$26,559	$92,859	$79,851
Research and development	$44,960	$27,348	$122,453	$119,713
Stock-based compensation expense	3,301	2,554	7,618	44,787
Employer payroll tax related to stock-based compensation	122	134	533	810
Non-GAAP research and development	$41,537	$24,660	$114,302	$74,116
Selling, general and administrative	$187,891	$101,427	$523,230	$644,063
Stock-based compensation expense	22,690	12,556	53,439	389,646
Employer payroll tax related to stock-based compensation	541	806	6,040	3,388
Acquisition related expenses(1)	552	—	6,073	—
Amortization of intangibles due to acquisition	16,764	—	44,691	—
Franchise taxes related to IPO	—	—	1,647	—
Non-GAAP selling, general and administrative	$147,344	$88,065	$411,340	$251,029
Operating expenses	$270,938	$159,455	$751,643	$899,431
Stock-based compensation expense	31,454	19,039	73,124	488,796
Employer payroll tax related to stock-based compensation	941	1,132	7,607	5,639
Acquisition related expenses(1)	552	—	6,073	—
Amortization of intangibles due to acquisition	16,764	—	44,691	—
Franchise taxes related to IPO	—	—	1,647	—
Non-GAAP operating expenses	$221,227	$139,284	$618,501	$404,996

(1) Acquisition related expenses consist of legal, diligence, accounting, and financing costs incurred for acquisitions during the three and nine months ended September 30, 2025.

Earnings per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(79,982)	$(75,840)	$(190,862)	$(692,795)
Fair value changes(1)	1,255	15,605	(4,441)	19,885
Stock-based compensation expense	33,979	21,038	79,408	509,351
Employer payroll tax related to stock-based compensation	1,039	1,201	8,165	5,963
Acquisition related expenses(2)	552	—	6,073	—
Amortization of intangibles due to acquisition	16,764	—	44,691	—
(Gains) losses from equity method investments	(1,518)	1,692	2,465	1,692
Provision for (benefit from) income taxes	276	38	(45,692)	144
G-4 Special Payment	—	—	—	2,250
Franchise taxes related to IPO	—	—	1,647	—
Loss on debt extinguishment	12,034	—	12,034	—
Amortization of technology license	(3,989)	(3,989)	(11,966)	(3,989)
Non-GAAP net loss	$(19,590)	$(40,255)	$(98,478)	$(157,499)
Non-GAAP net loss per share	$(0.11)	$(0.24)	$(0.57)	$(1.51)
Weighted average common shares outstanding, basic and diluted	174,945	165,612	172,969	104,164

(1) Fair value changes include gains and losses related to quarterly fair value adjustments of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities, and indemnity-related holdback liabilities.

(2) Acquisition related expenses consist of legal, diligence, accounting, and financing costs incurred for acquisitions during the three and nine months ended September 30, 2025.

Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(79,982)	$(75,840)	$(190,862)	$(692,795)
Interest income	(4,600)	(4,789)	(7,506)	(7,538)
Interest expense	15,399	13,761	54,981	40,294
Depreciation	8,120	6,788	24,350	19,472
Amortization	18,911	2,652	51,066	8,316
Provision for (benefit from) income taxes	276	38	(45,692)	144
EBITDA	$(41,876)	$(57,390)	$(113,663)	$(632,107)
(Gains) losses on equity method investments	(1,518)	1,692	2,465	1,692
Fair value changes(1)	1,255	15,605	(4,441)	19,885
Stock-based compensation expense	33,979	21,038	79,408	509,351
Employer payroll tax related to stock-based compensation	1,039	1,201	8,165	5,963
Acquisition related expenses(2)	552	—	6,073	—
G-4 Special Payment	—	—	—	2,250
Amortization of technology license	(3,989)	(3,989)	(11,966)	(3,989)
Franchise taxes related to IPO	—	—	1,647	—
Loss on debt extinguishment	12,034	—	12,034	—
Adjusted EBITDA	$1,476	$(21,843)	$(20,278)	$(96,955)

(1) Fair value changes include gains and losses related to quarterly fair value adjustments of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities, and indemnity-related holdback liabilities.

(2) Acquisition related expenses consist of legal, diligence, accounting, and financing costs incurred for acquisitions of during the three and nine months ended September 30, 2025.

Loss from Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Loss from operations	$(60,996)	$(53,616)	$(191,459)	$(640,382)
Stock-based compensation expense	33,979	21,038	79,408	509,351
Employer payroll tax related to stock-based compensation	1,039	1,201	8,165	5,963
Acquisition related expenses(1)	552	—	6,073	—
Franchise taxes related to IPO	—	—	1,647	—
Amortization of intangibles due to acquisition	16,764	—	44,691	—
Non-GAAP loss from operations	$(8,662)	$(31,377)	$(51,475)	$(125,068)

(1) Acquisition related expenses consist of legal, diligence, accounting, and financing costs incurred for acquisitions during the three and nine months ended September 30, 2025.